Exhibit 10.1

MEMBERSHIP UNIT PURCHASE AGREEMENT

THIS MEMBERSHIP UNIT PURCHASE AGREEMENT (the “Agreement”) is entered into as of December 12, 2007, by and among Auriga Laboratories, Inc., a Delaware corporation (“Shareholder”), Stesso Pharmaceuticals, LLC, a Delaware limited liability company (the “Company”) and Malibu Pharma, Inc., a Delaware corporation (collectively referred to hereinafter as “Purchaser”).

RECITALS

WHEREAS, WHEREAS, Shareholder is the beneficial and record owner of all of the issued and outstanding membership interests of the Company (the “Units”);

WHEREAS, Purchaser desires to purchase the Units from the Shareholder, and the Shareholder desire to sell the Units to Purchaser, subject to the terms and conditions hereinafter set forth (such purchase and sale of the Units shall be referred to herein as the “Acquisition”); and

WHEREAS, the payments and agreements set forth herein constitute good and valuable consideration to the Shareholder and the Shareholder acknowledges that Purchaser is relying upon the promises and indemnities made by the Shareholder herein as a material inducement to enter into this Agreement..

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.	SALE AND PURCHASE

1.1          Sale and Purchase. Subject to the terms and conditions hereof, the Purchaser agrees to pay to the Shareholder the following consideration (collectively, the “Purchase Price”) for all of the Units:

(a).         Subject to the terms and conditions hereof, at the Closing the Shareholder hereby agrees to convey, sell, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase from the Shareholder, all of the Units for a total of Six Million Dollars ($6,000,000). Purchaser shall pay the Purchase Price by executing and delivering a promissory note to the Company in the amount of Six Million Dollars ($6,000,000) in substantially the form attached as Exhibit A (the “Note”);

(b).         Subject to the terms and conditions hereof, beginning with first calendar quarter after the payment of all principal and interest under the Note has been made, Purchaser shall pay Shareholder 5.0% of the Net Revenue Collected (as defined below) from the sale of products by the Company. ; and

(c).         Subject to the terms and conditions hereof, the Purchaser grants to the Shareholder the option to purchase the Units for One Hundred Fifty Percent (150%) of the Purchase Price for period of time equal to Two Hundred Seventy (270) days from the date hereof (the “Re-Purchase Option”). Unless otherwise agreed in writing, the Re-Purchase Option shall be exercised by delivering a written notice to the Purchaser prior to the expiration of the Re-Purchase Option, enclosing the full amount of the exercise price.

For the purpose of this Agreement, “Net Revenue Collected” shall mean the amount of cash actually received by Company, pursuant to sales of Company’s products after the date hereof less (i) any royalties payable pursuant to existing license agreements and other arrangements; (ii) any sales commissions payable; and (iii) reasonable reserves set aside by Company to cover returns of its products sold after the date hereof.

2.	CLOSING, DELIVERY AND PAYMENT
2.1	Closing.

The closing of the sale and purchase of the Units under this Agreement (the “Closing”) shall take place at 10:00 p.m. on the date set forth above at the offices of the Company, in Los Angeles, California, or at such other time or place as the Shareholder and Purchaser may mutually agree (the “Closing Date”).

2.2	Delivery.

At the Closing, subject to the terms and conditions hereof, the Shareholder will deliver to Purchaser, against delivery of the Note a stock certificate(s) representing all of the Units, duly endorsed in favor of Purchaser or accompanied by stock power(s) duly executed in favor of, and in a form reasonably acceptable to, Purchaser

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER

The Company and the Shareholder hereby jointly and severally hereby represent and warrant to Purchaser that the representations and warranties set forth below are true and correct on the date of this Agreement, and shall be true on the time of Closing, except as disclosed in a document delivered by the Company and the Shareholder to Purchaser prior to the Closing, which shall be organized in a manner so as to specifically refer to the sections intended to be so qualified (the “Schedule of Exceptions”).

3.1	Organization, Good Standing and Qualification.
The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to operate in accordance with the Certificate of Incorporation and the Operating Agreement of the Company, to carry out the provisions of this Agreement, and to carry on its business as presently conducted and as presently proposed to be conducted.

3.2	Capitalization; Voting Rights.

The authorized capital of the Company, immediately prior to the Closing, consists of 5,000,000 membership units, 5,000,000 units of which are issued and outstanding. All issued and outstanding Units of the Company’s capital: (a) have been duly authorized and validly issued; and

(b) are fully paid and nonassessable, (c) are free of any liens; provided, however, that the Units shall be subject to such restrictions on transfer under state and federal securities laws as may be required by such laws at the time a transfer is proposed. There are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding and there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

3.3	Authorization; Binding Obligations.

All corporate action on the part of the Shareholder and the Company, their respective officers, directors and securityholders necessary for the authorization of this Agreement, the performance of all obligations of the Shareholders and the Company hereunder at the Closing and the sale and delivery of the Units pursuant hereto has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered, will contain valid and binding obligations of the Shareholder and the Company enforceable in accordance with their terms, except: (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and (b) general principles of equity that restrict the availability of equitable remedies. The sale of the Units is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.4	Liabilities.

The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities except those disclosed in the attached Schedule of Exceptions Section 3.4.

3.5	Agreements; Action.

There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale or license agreements entered into in the ordinary course of business).

3.6	Obligations to Related Parties.

There are no obligations of the Company to officers, directors, stockholders or employees or service providers of the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.7	Changes.

Except as disclosed in the attached Schedule of Exceptions Section 3.7, since September 30, 2007, there has not been to the Company’s knowledge:

(a)           Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition, operations or prospects of the Company;

(b)          Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(c)           Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

(d)          Any waiver by the Company of a valuable right or of a material debt owed to it;

(e)           Any direct or indirect loans made by the Company to any stockholder, employee, officer or director of the Company;

(f)           Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)          Any declaration or payment of any dividend or other distribution of the assets of the Company;

(h)          Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(i)           Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(j)           Any change in any material agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Company;

(k)          Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Company; or

(l)           Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (l) above.

3.8	Title to Properties and Assets; Liens, etc.

Attached as Exhibit B is a full and complete list of the assets owned by the Company as of the date listed thereon (the “Assets”). The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than: (a) those resulting from taxes which have not yet become delinquent; and (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company.

3.9	No Undisclosed Liabilities.

There are no debts, liabilities (including refunds payable), obligations or claims against the Company of any nature, whether accrued, absolute, contingent or otherwise (whether or not determined or determinable) and whether due or to become due that are not disclosed or provided for in the Company Financial Statements or the notes thereto provided to Purchaser

3.10	Patents and Trademarks.

To the best of its knowledge, the Company owns or possesses adequate legal rights (by license or otherwise) to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. Except as disclosed in the Schedule of Exceptions Section 3.9, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or other standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as presently proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated.

3.11	Litigation.

There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.12	Employees.

The Company has no employees, consultants or other service providers.

3.13	Compliance with Laws; Permits.

To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Units or the Conversion Units, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Except as may be set forth in the Schedule of Exceptions Section 3.13, the Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

3.14	Offering Valid.

Assuming the accuracy of the representations and warranties of Purchaser contained in Section 4.2 hereof, the sale of the Units will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

3.15	Full Disclosure.

The Company has provided Purchaser with all information requested by Purchaser in connection with the decision to purchase the Units, including all information the Company believes is reasonably necessary to make such investment decision. Neither this Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading

4.	REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder hereby represents and warrants to Purchaser as follows:

4.1	Title to Company Units.

Shareholder owns the Units, beneficially and of record, free and clear of any liens, claims, encumbrances, restrictions on transfers or proprietary interests of any third party. There is not outstanding any subscription, option, warrant, call, right or other agreement or commitment obligating the Shareholder or the Company to issue, sell, deliver or transfer (including any right of conversion or exchange under any outstanding security or other instrument) any of the Units. The Shareholder has the absolute and unconditional right and authority to sell the Units owned by it to Purchaser.

5.	REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

5.1	Requisite Power and Authority.

Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out their provisions. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing. Upon its execution and delivery, this Agreement will contain valid and binding obligations of Purchaser, enforceable in accordance with their terms, except: (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and (b) general principles of equity that restrict the availability of equitable remedies.

5.2	Investment Representations.

Purchaser understands that the Units have not been registered under the Securities Act. Purchaser also understands that the Units are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in this Agreement. Purchaser hereby represents and warrants as follows:

(a)           Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely until such time as the Units are registered pursuant to the Securities Act, or an exemption from registration is available.

(b)          Acquisition for Own Account. Purchaser is acquiring the Units for Purchaser’s own account for investment only, and not with a view towards their distribution.

(c)           Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

(d)          Accredited Investor. Purchaser represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(e)

6.	CONDITIONS TO CLOSING
6.1	Conditions to Purchaser’s Obligations at the Closing.

Purchaser’s obligations to purchase the Units at the Closing are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

(a)           Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company and the Shareholder herein shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company and the Shareholder shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(b)          Consents, Permits, and Waivers. The Company and the Shareholder shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

(c)           No Injunctions or Restraints. No temporary restraining order, preliminary injunction or permanent injunction or other final order prohibiting the consummation of the purchase and sale of the Units shall have been issued by any governmental entity and remain in effect. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted as promptly as practicable.

(d)          No Material Adverse Change. No material adverse change with respect to the Company shall have occurred. No loss, damage or destruction of any property or asset of the Company shall have occurred by casualty or otherwise, whether or not insured.

(e)           Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchaser, and Purchaser shall have received all such counterpart originals or certified or other copies of such documents as may be reasonably requested.

(f)           Tender of Shares. The Shareholders shall as of Closing tender the Units to the Purchaser.

6.2	Conditions to Obligations of the Company.

The obligation of the Shareholder to consummate and effect this Agreement and the transactions contemplated hereby shall also be subject to the satisfaction, on or prior to the Closing, of the following conditions:

(a)           Representations and Warranties True. The representations and warranties in Section 4 made by Purchaser shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

(b)          Performance of Obligations. Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchaser on or before the Closing.

(c)           Promissory Note. The Promissory Note, in substantially the form attached hereto as Exhibit A, shall have been executed and delivered by Purchaser.

(d)          Consents, Permits and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

7.	OTHER AGREEMENTS
7.1	Indemnification.

(a) The Shareholder will indemnify and hold Purchaser harmless for: (i) all claims, losses, damages, costs, expenses and liabilities, including, but not limited to reasonable attorney’s fees and court costs, arising from or in connection with any violation by the Company or the Shareholder of the terms of this Agreement or gross negligence or willful misconduct by the Shareholder in the performance of the terms of this Agreement, and (ii) any breach of this Agreement (or the exhibits attached hereto). (b) Purchaser will indemnify, defend and hold the Shareholder harmless for: (i) all claims, losses, damages, costs, expenses and liabilities, including, but not limited to reasonable attorney’s fees and court costs, arising from or in connection with any violation by the Purchaser of the terms of this Agreement or gross negligence or willful misconduct by the Purchaser in the performance of the terms of this Agreement, and (ii) any breach of this Agreement (or the exhibits attached hereto). .

7.2	Additional Agreements.

(a)           Reasonable Commercial Efforts. Upon the terms and subject to the conditions hereof each of the parties hereto shall use reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise satisfy or cause to be satisfied all the conditions to closing under this Agreement. The Shareholder shall cause the Company to comply with its obligations under this Agreement.

(b)          Product Returns. Shareholder shall, at its sole cost, expense and responsibility, process and issue credits for any returned Company product sold by or on behalf of Company, Shareholder or their respective affiliates prior to the Closing.

(c)           Open Purchase Orders. Shareholder agrees that it shall have the sole obligation, responsibility and expense for any open purchaser orders relating to the Company’s or to Shareholder’s products prior to the Closing.

(d)          Sales Commissions. For a period of two years following the Closing Date, the Purchaser shall reimburse the Shareholder for any sales commissions paid by the Shareholder pursuant to contracts with its independent sales representatives for sales occurring after the Closing Date of Company’s products.

(e)           Inventory Management. For a period of one year following the Closing Date, the Shareholder, if requested by the Purchaser, agrees to act as Purchaser’s logistics services provider, providing inventory management, regulatory compliant storage, order processing, fulfillment, etc.

(f)           Leaseholds. Shareholder hereby grants to Purchaser a right of first offer on all leaseholds in the event that Shareholder attempts to sublease or otherwise let any leasehold.

8.	MISCELLANEOUS

8.1          Arbitration; Attorneys’ Fees. Except as specifically provided herein, any controversy or dispute arising out of this Agreement shall be finally settled by arbitration in Los Angeles, California, in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association (the “AAA”) then in effect (the “Rules”), and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction; provided, however, that any party shall be entitled to appeal a question of law or determination of law to a court of competent jurisdiction. Such arbitration shall be conducted by an arbitrator chosen by mutual agreement of the parties, or failing such agreement, an arbitrator appointed by the AAA. There shall be limited discovery prior to the arbitration hearing (the “Hearing”) as follows: (a) exchange of witness lists and copies of documentary evidence and documents related to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrator upon a showing of good cause. Depositions shall be conducted in accordance with the laws of the State of California, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. Notwithstanding the amount in controversy, the Expedited Procedures as set forth in the Rules shall apply. The arbitration proceeding shall be conducted in confidence and no party thereto shall disclose to any other person any matters disclosed at or in connection with the hearing unless required to do so by law or pursuant to a court order.

8.2	Governing Law.

This Agreement shall be governed in all respects by the laws of the State of California, as such laws are applied to agreements between California residents entered into and performed entirely in California.

8.3	Survival.

The representations, warranties, covenants and agreements made herein shall survive the Closing hereunder for a period of three (3) years.

8.4	Successors and Assigns.

Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Units from time to time.

8.5	Entire Agreement.

This Agreement, the exhibits hereto and the other documents delivered pursuant hereto constitute the full, complete, exclusive and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

8.6	Severability.

In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.7	Amendment; Waiver.

This Agreement may be amended or modified only upon the written consent of the Company and Purchaser. The obligations of the Company and Purchaser under this Agreement may be waived only with the written consent of party against whom such waiver is being sought.

8.8	Delays or Omissions.

It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on Purchaser’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.9	Notices.

All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on the signature page hereof, or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other party hereto.

8.10	Expenses.

Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

8.11	Titles and Subtitles.

The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

8.12	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

8.13	Broker’s Fees.

Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein.

8.14	Confidentiality.

Each party hereto agrees that, except with the prior written consent of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement or the Related Agreements, discussions or negotiations relating to this Agreement or the Related Agreements, the performance of its obligations hereunder or the ownership of the Units purchased hereunder.

8.15	Pronouns.

All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

“SHAREHOLDER”

AURIGA LABORATORIES, INC.

By:	________________________________
Philip S. Pesin, Chief Executive Officer
Address: 10635 Santa Monica Blvd. #120
Los Angeles, CA 90025

“PURCHASER”

MALIBU PHARMA, INC.

_________________________

By: ____________________________

Name: __________________________

Title: ___________________________

Address: 11400 West Olympic Boulevard, Suite 200

Los Angeles, California 90064

“COMPANY”

STESSO PHARMACEUTICALS, LLC

By:	____________________________
Managing Member, Auriga Laboratories, Inc.
Philip S. Pesin, Chief Executive Officer
Address: 10635 Santa Monica Blvd. #120
Los Angeles, CA 90025

Exhibit A

Form of Promissory Note

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: December 12, 2007

$6,000,000	PROMISSORY NOTE	$6,000,000
DUE DECEMBER 12, 2010

FOR VALUE RECEIVED, Malibu Pharma Inc., a Delaware corporation (the “Company”) promises to pay to Auriga Laboratories, Inc., a Delaware corporation, or its registered assigns (the “Holder”), the principal sum of Six Million Dollars ($6,000,000) on December 12, 2010 (the “Maturity Date”) or such earlier date as described herein, and to pay interest to the Holder on the aggregate then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of Delaware are authorized or required by law or other government action to close.

“Event of Default” shall have the meaning set forth in Section 4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Maturity Date” shall have the meaning set forth in the introductory paragraph of this Note.

“Net Revenue Collected” shall mean the amount of cash actually received by Company, pursuant to sales of Company’s products after the date hereof less (i) any royalties payable pursuant to existing license agreements and other arrangements; (ii) any sales commissions payable; and (iii) reasonable reserves set aside by Company to cover returns of its products sold after the date hereof.

“Original Issue Date” shall mean the date of the first issuance of this Note regardless of the number of transfers of this Note, if any, and regardless of the number of instruments which may be issued to evidence this Note.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

Section 2. Interest.

(a) Payment of Interest. The Company shall pay interest to the Holder on the aggregate outstanding principal amount of this Note at the annual rate of 8%, payable as follows: i) no payments for the first 12 months after the Original Issue Date, ii) quarterly beginning on the first day of the Fourth quarter after the Original Issue Date and on the Maturity Date (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day) (each such date, an “Interest Payment Date”).

(b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest has been made. Interest shall be compounded monthly.

Section 3. Payment. The Company may pay towards principal or interest in kind with registered shares of the Company’s common stock. The Company may prepay all or any portion of this Note at any time without penalty.

Section 3.1. Principal Payoff. The Company must pay seventy percent (70%) of its total Net Revenue Collected from sales during the first 2 calendar quarters of 2008 to the Holder which shall be applied towards a payoff of principal.

Section 4. Events of Default.

(a) “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of (A) the principal of amount of this Note, or (B) interest on this Note, as and when the same shall become due and payable which default, solely in the case of an interest payment, is not cured, within 5 Days after notice of such default sent by the Holder;

(ii) the Company shall fail to observe or perform any other covenant or agreement contained in this Note which failure is not cured, if possible to cure, within 5 Days after notice of such default sent by the Holder; and

(iii) (1) the Company shall commence, or there shall be commenced against the Company, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or (2) there is commenced against the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or (3) the Company is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (4) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or (5) the Company makes a general assignment for the benefit of creditors; or (6) the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (7) the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (8) the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or (9) any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing; or (10) the Company shall default in any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable.

(b) Remedies Upon Event of Default. If any Event of Default occurs, the full principal amount of this Note, together with interest and other amounts owing in respect hereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in full. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 5. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at 11400 West Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: CEO, or such other address or facsimile number as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

(d) Security Interest. This Note is a direct debt obligation of the Company and is secured by a first priority perfected security interest in all of the assets of the Company for the benefit of the Holder.

(e) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

(f) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

(g) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder.

(h) Transfer Restrictions. This Note or any interest therein may not be sold, transferred, assigned, pledged or otherwise disposed of without the Company’s prior written consent. Any transfer or attempted transfer of this Note in violation of this provision shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of this Note as the owner of this Note for any purpose.

(i) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(j) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(k) Seniority. This Note is senior in right of payment to any and all other indebtedness of the Company.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

MALIBU PHARMA, INC.

By: /s/ ------------------------------ Name: Title: President

AGREED AND ACKNOWLEDGED

AURIGA LABORATORIES, INC.

By: /s/ --------------------------- Phil Pesin, CEO

Exhibit B

Stesso Pharmaceuticals, LLC

List of Assets

1)	License Agreements:
a.

Any and all right, title and interest in that certain license agreement entered into on May 24th, 2005, as amended, by and between Auriga Laboratories, Inc. and Tryon Laboratories, Inc. and Cornerstone Biopharma, Ltd. (Extendryl® License) as assigned to Stesso Pharmaceuticals, LLC; and,

b.

Any and all right, title and interest in that certain license agreement entered into on August 19, 2006, as amended, by and between Auriga Laboratories, Inc. and Athlon Pharmaceuticals, Inc.(Levall® License) as assigned to Stesso Pharmaceuticals, LLC; and,

2)	Inventory

a.

Existing Inventory, including, but not limited to, trade inventory, sample inventory, any work in progress, finished goods, and raw materials of the full product lines for Extendryl®, Levall® and Dura-Vent™.

3)	Other Intellectual Property
a.

Trademark rights in Extendryl® held under the Extendryl® License and any proprietary information relating to formulations, the testing of formulations, sales and marketing information, historical financial data and regulatory information that relate directly to products sold under the Extendryl® mark as granted under the Extendryl® License.

b.

Trademark rights in Dura-Vent™ and any proprietary information relating to formulations, the testing of formulations, sales and marketing information, historical financial data and regulatory information that relate directly to products sold under the Dura-Vent™ mark.

c.

Trademark rights in Levall® held under the Levall® License and any proprietary information relating to formulations, the testing of formulations, sales and marketing information, historical financial data and regulatory information that relate directly to products sold under the Levall® mark as granted under the Levall® License.